UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2014 (February 19, 2014)
___________

TREDEGAR CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-10258 (Commission File Number)	54-1497771 (I.R.S. Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia (Address of principal executive offices)	23225 (Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 19, 2014, Tredegar Corporation (the “Company”), following the approval of its Board of Directors (the “Board”), entered into an agreement (the “Agreement”) with John D. Gottwald, a director of the Company, William M. Gottwald, a director and Vice Chairman of the Board, and Floyd D. Gottwald (together, the “Gottwald Group”) pertaining to, among other things, certain corporate governance matters with respect to the Board and its committees, the termination of the Company’s shareholder rights plan and, subject to conditions, the Gottwald Group’s agreement to certain standstill and voting provisions.  Except as otherwise provided in the Agreement, the Agreement will terminate on the date that the Company holds its 2015 annual meeting of shareholders.

The Agreement includes, among other things, the following provisions:

•           Board.  The Agreement provides that, on or before February 27, 2014, the Company will amend its Bylaws to increase the size of the Board to 12 directors and appoint Kenneth R. Newsome, Gregory A. Pratt and Carl E. Tack, III as new directors to serve until the 2014 annual meeting of shareholders.

•           Director Nominees for the 2014 Annual Meeting.  The Agreement provides that George A. Newbill, a director of the Company, Kenneth R. Newsome, Gregory A. Pratt and Carl E. Tack, III will be nominated and recommended for election as Class I directors to serve three year terms expiring at the 2017 annual meeting of shareholders.  If Mr. Pratt and/or Mr. Tack are unable to serve as a director at any time during the term of the Agreement, the Gottwald Group may name a substitute nominee provided such nominee is reasonably acceptable to the Nominating and Governance Committee. Austin Brockenbrough, III, a director of the Company, would serve the remainder of his term expiring at the 2014 annual meeting of shareholders but not seek reelection due to his retirement from the Board.  Under the Agreement, R. Gregory Williams, the Chairman of the Board, will be nominated and recommended for election at the 2014 annual meeting as a Class II director to serve a one year term expiring at the 2015 annual meeting of shareholders. Mr. Williams will continue to be appointed as Chairman of the Board through the date of the 2015 annual meeting of shareholders.

•           Future Reductions in Board Size.  The Agreement provides that, following the 2014 annual meeting of shareholders, the Bylaws will be amended to reduce the size of the Board from 12 to 11 directors.  In addition, immediately following the 2015 annual meeting, the Bylaws will be amended to reduce the size of the Board from 11 to 10 directors.

•           Nominations for the 2015 Annual Meeting.  The Agreement requires confirmation by the Company no later than forty-five (45) days prior to the advance notice deadline for the 2015 annual meeting of shareholders that William M. Gottwald will be on the slate of directors that will be nominated by the Board for election at that meeting.

•           Board Committees.  The Agreement provides that, during the term of the Agreement, the Board will have four standing committees: the Audit Committee, the Executive Compensation Committee, the Nominating and Governance Committee and the Strategic

Finance Committee.  The Agreement further provides that the Company will dissolve the existing Executive Committee, Investment Policy and Related Person Transaction Committee and the Special Committee of the Board on or before February 27, 2014.

•           Committee Membership.  The Agreement provides that, on or before February 27, 2014, the Board will make certain changes in the membership of the four standing committees of the Board as set forth in Section 2.3(c) of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

•           Strategic Finance Committee.  The Agreement provides that the Strategic Finance Committee of the Board will actively review the strategy, projections, business prospects and performance of the Company and engage a consultant selected by the Committee to assist with the Committee’s mandate.  The scope, process, cost and timing of the work to be performed by the consultant are to be determined by the Committee.  The size of the Committee is fixed at four members with George C. Freeman, III, a director of the Company, serving as chairman of the Committee and R. Gregory Williams (or another director as determined by the Board), Gregory A. Pratt and Carl E. Tack, III serving as members of the Committee during the term of the Agreement. Although under the Agreement neither John D. Gottwald nor Thomas G. Snead, Jr., a director of the Company, will be able to serve on the Committee, they and all other members of the Board will be given notice of, and invited to attend, all meetings of the Committee.

•           Nominating and Governance Committee. The Agreement provides that Gregory A. Pratt will be appointed as a member of the Nominating and Governance Committee on or before February 27, 2014, thereby increasing the number of directors serving on the Committee to five members (including Mr. Brockenbrough, as chairman of the Committee, who will retire from the Board as of the 2014 annual meeting). The Agreement further provides that, immediately following the 2014 annual meeting of shareholders, Gregory A. Pratt will be elected chairman of the Nominating and Governance Committee and the number of directors serving on the Committee will be reduced to four members. Mr. Pratt will continue to serve as chairman of the Committee and the size of the Committee will be fixed at four members for the remaining term of the Agreement.  John D. Gottwald will be appointed to serve as a member of the Nominating and Governance Committee during the term of the Agreement.

•           Shareholder Rights Plan.  The Agreement provides that the Company will terminate its shareholder rights plan by February 27, 2014, subject to any notice or procedural requirements.

•           Corporate Governance Review.  The Agreement requires the Nominating and Governance Committee to undertake a review of best practices in corporate governance and succession planning and report its findings and recommendations to the Board.

•           Standstill Restrictions.  The Gottwald Group agrees that, among other things, it will not: acquire additional shares of Company common stock in excess of the total of the shares currently owned by the Gottwald Group, 1% of the outstanding stock and shares granted to directors; conduct a proxy contest; participate in a “group” (other than the Gottwald Group) with respect to any common stock; submit any shareholder proposals; publicly propose and make statements regarding extraordinary transactions; call or seek to call a shareholder meeting or seek to have shareholders act by written consent; seek to elect, remove or replace any member of the Board, except as specifically contemplated in the Agreement; or institute litigation, other than to enforce the Agreement, against the Company (and the Company similarly agrees not to institute litigation, other than to enforce the Agreement, against any member of  the Gottwald Group).  The standstill restrictions expire on the day after the advance notice deadline for submitting proposals for the 2015 annual meeting of shareholders, but will terminate earlier if William M. Gottwald is not nominated by the Board for election as a director at the 2015 annual meeting of shareholders.

•           Voting Agreement.  During the term of the Agreement, the Gottwald Group agrees to vote all of its shares of common stock for director nominees recommended by the Board, and agrees to be present, in person or by proxy, at all duly held meetings of the shareholders.

•           Transfers of Common Stock.  In the event that the Gottwald Group sells Company common stock representing more than ten percent (10%) of the outstanding shares of common stock to any person or group in a private transaction, it will obtain from the purchaser a written agreement expressly assuming all of the Gottwald Group’s standstill obligations under the Agreement.

•           Group Membership. If Floyd D. Gottwald, Jr. and/or the Gottwald Group files a Schedule 13D that reflects that Floyd D. Gottwald, Jr. should no longer be considered a “Group” with John D. Gottwald or William M. Gottwald, he will from that time forward no longer be a member of the Gottwald Group for purposes of the Agreement and the Agreement will terminate with respect to him.  However, if Floyd D. Gottwald, Jr. and/or the Gottwald Group subsequently files a Schedule 13D that reflects that Floyd D. Gottwald, Jr. is again considered a “Group” with John D. Gottwald or William M. Gottwald, he will from that time forward be a member of the Gottwald Group for purposes of the Agreement and the Agreement will apply in its entirety to him.

In addition, the Company has agreed to pay the out of pocket expenses incurred by members of the Gottwald Group for services relating to the matters covered by the Agreement, up to an aggregate amount of $550,000.

A copy of the Agreement is filed with this Current Report on Form 8-K and attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

On February 20, 2014, the Company issued a press release announcing the signing of the Agreement.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 1.02.	Termination of a Material Definitive Agreement.

On February 19, 2014, in connection with the Company’s entry into the Agreement, the Board of Directors of the Company approved the termination of the Second Amended and

Restated Rights Agreement, dated as of November 18, 2013, between the Company and Computershare Trust Company, N.A. (the “Rights Agreement”). Accordingly, the Board authorized the redemption of all preferred stock purchase rights (each a “Right”), at a price of $0.01 per Right, to be paid on March 7, 2014 to shareholders of record as of the close of business on March 3, 2014.

The adoption of the Rights Agreement and summaries of the material terms thereof were disclosed in the Company’s Current Reports on Form 8-K filed on July 1, 2009, September 2, 2011 and November 20, 2013, which summaries are qualified in their entirety by reference to the full text of the Rights Agreement (filed as Exhibit 1 to Amendment No. 4 to the Company’s Registration Statement on Form 8-A/A, File No. 1-10258, filed with the SEC on November 19, 2013 and incorporated herein by reference).

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth in Item 1.02 above is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2014, in connection with the Company’s entry into the Agreement, the Board of Directors of the Company elected Kenneth R. Newsome, Gregory A. Pratt and Carl E. Tack as directors of the Company, effective immediately.  Also pursuant to the Agreement, on February 19, 2014, the Board appointed Mr. Newsome to the Audit Committee and the Executive Compensation Committee, Mr. Pratt to the Audit Committee, the Nominating and Governance Committee and the Strategic Finance Committee, and Mr. Tack to the Executive Compensation Committee and the Strategic Finance Committee.

Mr. Newsome, Mr. Pratt and Mr. Tack will receive compensation as directors consistent with the compensation policies applicable to the Company’s other non-employee directors.

Also on February 19, 2014, Austin Brockenbrough, III, a director of the Company, notified the Board that he will retire upon the expiration of his term at the 2014 annual meeting of shareholders and therefore will not stand for re-election at that meeting.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2014, the Board adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately.  The amendments revise Article II, Section 2 of the Bylaws to increase the number of directors constituting the entire Board of Directors from 10 to 12 directors and amend Article III, Section 1 of the Bylaws to permit, but not require, the Board to establish an Executive Committee. These amendments were made pursuant to the Agreement described in Item 1.01 of this Current Report on Form 8-K.

The full text of the Amended and Restated Bylaws, effective February 19, 2014, is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	3.2	Amended and Restated Bylaws of Tredegar Corporation, effective as of February 19, 2014

	10.1	Agreement, dated as of February 19, 2014, by and among Tredegar Corporation, John D. Gottwald, William M. Gottwald and Floyd D. Gottwald, Jr.

	99.1	Press release, dated February 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date: February 20, 2014	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Tredegar Corporation, effective as of February 19, 2014.

10.1	Agreement, dated as of February 19, 2014, by and among Tredegar Corporation, John D. Gottwald, William M. Gottwald and Floyd D. Gottwald, Jr.

99.1	Press release, dated February 20, 2014